UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2016

Commission File Number: 000-53462

VNUE, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

104 West 29th Street 11th Floor New York, NY 10001

(Address of principal executive offices)

857-777-6190
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 – Other Events

VNUE VERIFIED FOR TRADING ON THE OTCQB VENTURE MARKET

On February 17, 2016, VNUE, Inc., (the “Company”) was officially verified for trading on the OTCQB® Venture Market.

The OTC Markets Group, Inc. describes the OTCQB® as a Venture Marketplace for entrepreneurial and development stage U.S. and international companies. To be eligible, companies must be current in their reporting and undergo an annual verification and management certification process. These standards provide a strong baseline of transparency, as well as the technology and regulation to improve the information and trading experience for investors. Companies must meet a minimum $0.01 bid price test and may not be in bankruptcy. More information on the qualifications and certification for OTCQB companies can be found at http://www.otcmarkets.com/marketplaces/otcqb

The Company applied for inclusion in the OTCQB marketplace on February 10, 2016 by posting its OTCQB Certification through the OTCMarkets.com platform.

On January 22, 2016 the Company filed a Registration Statement on Form S-1 (the “S-1”). On February 2, 2016 the Company received a Comment Letter to the S-1 from the Securities and Exchange Commission (“SEC”). One of the comments related to VNUE’s common stock being then quoted on the OTC Pink Sheets, as opposed to the OTCQB. As a result of that comment, VNUE filed the appropriate forms with the OTC Markets Group to have its common stock certified for trading on the OTCQB, which is considered by the SEC to be an active public market for shares being offered under an equity line transaction.

Also pursuant to that comment, on February 17, 2016, the Company filed a Request for Withdrawal (“RW”) of its January 22, 2016 S-1. After the RW is approved by the SEC, the Company intends to file a new S-1, reflecting VNUE’s status as an OTCQB company.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2016	VNUE, INC.

	By:	/s/ Matthew Carona
Matthew Carona
CEO